Exhibit 10.27

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND

SECURITY AGREEMENT AND WAIVER

This Third Amendment to Amended and Restated Loan and Security Agreement and Wavier (this “Amendment”) is entered into as of September 2, 2011, by and between COMERICA BANK (“Bank”) and GCT SEMICONDUCTOR, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 4, 2011, as it may be amended from time to time, including without limitation by that certain First Amendment to Loan and Security Agreement and Waiver dated as of June 22, 2011 and that certain Second Amendment to Loan and Security Agreement dated as of July 28, 2011 (collectively, the “Agreement”). The parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, the parties agree as follows:

1.      Borrower violated Section 6.7(b) of the Agreement (Quarterly Profitability) for the period ended June 30, 2011 (the “Violation”). In addition, under Section 6.3 of the Agreement, Borrower was required to notify Bank of all returns and recoveries that relate to certain sales made in December of 2010 because the aggregate amount of returns and recoveries associated with such sales exceeded $100,000 (the “Reportable Event”). Borrower has also informed Bank that the opinion of Borrower’s auditors with respect to Borrower’s financial statements for its 2011 fiscal year will contain a going concern paragraph (the “Going Concern Paragraph”). Borrower requested that Bank (a) waive any Events of Default under the Agreement resulting from the Violation, (b) acknowledge that Bank received notice of the Reportable Event and (c) consent to the delivery of the 2011 opinion with the Going Concern Paragraph. Bank hereby (i) waives any Event of Default which exists under the Agreement as a result of the Violation, (ii) acknowledges that Bank received notice of the Reportable Event and (iii) consents to the delivery of the 2011 opinion with the Going Concern Paragraph.

2.      Exhibit A of the Agreement is amended by amending and restating the definition of “Permitted Indebtedness” to read in its entirety as follows:

“‘Permitted Indebtedness’ means:

(a)        Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)        Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c)        Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year of Borrower secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d)        Subordinated Debt;

(e)        the Existing Notes;

(f)        Indebtedness to trade creditors incurred in the ordinary course of business; and

(g)        Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.”

3.      Section 7.12 of the Agreement is amended and restated to read in its entirety as follows:

“7.12      Payments of Existing Notes. Make any payments owing under Existing Notes; provided, however, Borrower may make payments under Existing Notes in the amounts set forth on Section 7.12 so long as (a) no Event of Default has occurred and is continuing, or would exist after giving effect to any such payments, (b) Borrower is in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.7 and (c) both before and after giving effect to any such payments, the amount of Borrower’s Cash at Bank is not less than the then outstanding aggregate Advances. Notwithstanding anything to the contrary herein, Bank acknowledges and agrees that any Existing Note may be converted into equity securities of Borrower at any time.”

4.      Schedule 7.12 of the Agreement is deleted and replaced with Schedule 7.12 attached hereto.

5.      Borrower has previously advised the Bank of its intention to incur the debt described on Schedule 1 attached hereto (the “Existing Subordinated Debt”). On or prior to the date of Borrower’s incurrence of the Existing Subordinated Debt, the Bank consented and agreed to permit the Existing Subordinated Debt as “Subordinated Debt” and “Permitted Indebtedness” pursuant to the terms of the Agreement. This Amendment confirms and memorializes that on or prior to the incurrence of the Existing Subordinated Debt, the Bank consented and agreed to permit the Existing Subordinated Debt as “Subordinated Debt” and “Permitted Indebtedness” pursuant to the terms of the Agreement, and the Borrower and the Bank are hereby confirming the identification of the Existing Subordinated Debt as “Subordinated Debt” permitted under the definition of “Permitted Indebtedness” pursuant to the terms of the Agreement.

6.      Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Agreement, the Loan Documents, or any amendments, extensions or modifications thereto, or Bank’s administration of the Obligations or otherwise.

7.      No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

8.      Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

9.      Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment except to the extent such representation or warranty expressly relates to an earlier date, and that except as set forth herein, no Event of Default has occurred and is continuing.

10.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)	an Affirmation of Subordination Agreement, duly executed by United Microelectronics Corporation;

(c)	a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(d)	all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(e)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

11.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

GCT Semiconductor, Inc.
By:	/s/ Gene W. Kulzer
Title:	Chief Financial and Administration Officer

Comerica Bank
By:	/s/ Benjamin Yu
Title:	Vice President

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